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Exhibit 23.1
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                       [Hein & Associates LLP Letterhead]


                                             INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Wentworth III, Inc.

We consent to the use in the Registration Statement of Wentworth III, Inc. of our report dated February 5, 2003, accompanying the financial statements of Wentworth III, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


/S/ HEIN + ASSOCIATES LLP

Denver, Colorado
February 12, 2003










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